EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2023, relating to the financial statements of Catheter Precision, Inc., as of and for the years ended December 31, 2022 and 2021, which financial statements were included as Exhibit 99.1 to Ra Medical Systems, Inc.’s Form 8-K filed March 28, 2023, which is incorporated by reference into this Form S-8.

/s/ WithumSmith+Brown, PC
East Brunswick, New Jersey

July 20, 2023